Exhibit 23.1



                             Consent of Accountants


We consent to the inclusion of our report dated July 17, 2001, on our review of the consolidated financial statements of Hydrocarbon Technologies, Inc. and Subsidiaries as of June 30, 2001, and for the six months then ended, in this Form 8-K filing with the Securities and Exchange Commission.


                                                   /s/ DRUKER, RAHL & FEIN

                                                    DRUKER, RAHL & FEIN



September 7, 2001